UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2022

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement.
Assignment of Lease Agreement

In connection with the Disposition (as defined below), the lease between Luna Innovations Incorporated (the “Company”) and Canvasback Real Estate and Investments dated May 26, 2020, as amended, for the lease of certain space located in the building with the common address of 706 Forest Street, Charlottesville, Virginia 22903 was assigned to Luna Labs (as defined below).
Item 2.01    Completion of Acquisition or Disposition of Assets.
On March 8, 2022, through a series of transactions described below, the Company completed the sale of substantially all of its equity interests in Luna Labs USA, LLC, a wholly owned subsidiary of the Company (“Luna Labs”), to certain members of the Company’s senior management team and a group of outside investors (the “Disposition”).

Management Equity Purchase Agreements

Pursuant to Equity Purchase Agreements, dated March 7, 2022 (the “Management Equity Purchase Agreements”), by and among the Company and certain members of the Company’s senior management team, through separate limited liability companies controlled by each such persons (collectively, the “Management Investors”), the Company sold 3,000,000 Class B Common Units in Luna Labs to the Management Investors. Pursuant to the Management Equity Purchase Agreements, the Management Investors acquired 88.2% of the Class B Common Units of Luna Labs, representing approximately 38.0% of the ownership interests in Luna Labs prior to the closing of the Equity Purchase Agreement (as defined below), for aggregate consideration of approximately $4.7 million, paid in cash and promissory notes to the Company.

Equity Purchase Agreement

Pursuant to an additional Equity Purchase Agreement, dated March 8, 2022 (the “Equity Purchase Agreement”), by and among the Company, Luna Labs and Mereo Capital Partners I, LP and Point Lookout Capital Partners IV, LLC (collectively, the “Investors”), the Company sold 100% of Luna Lab’s Class A-1 Preferred Units and Class A-2 Preferred Units, representing approximately 44.8% of the ownership interests in Luna Labs, for aggregate consideration of approximately $11.6 million. The purchase price is subject to positive or negative adjustment based upon the final determination of working capital of the Luna Labs business as of the closing date compared to a target working capital amount specified in the Equity Purchase Agreement, as well as additional adjustments described in the Equity Purchase Agreement. The Equity Purchase Agreement contains customary representations and warranties, covenants and indemnities.

In addition, for a period of five years after closing, the Company has agreed not to, directly or indirectly, alone or jointly with any other person, compete or engage in any competing business with Luna Labs in the United States and not to solicit customers, employees or suppliers of Luna Labs, subject to specified exceptions. The Company has also agreed to provide specified transitional services for a minimum period of six months after closing.

The representations, warranties and covenants contained in the Equity Purchase Agreement were made only for the purposes of and the parties to the Equity Purchase Agreement, were made as of specific dates, and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Equity Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of the Company. For the foregoing reasons, none of the Company’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Convertible Note and Earnout

Immediately following the closing of the Equity Purchase Agreement, Luna Labs redeemed 100% of the issued and outstanding Class J Common Units of Luna Labs held by the Company (the “Redemption”) in exchange for: (i) issuance to the Company of a convertible promissory note with a principal amount of $2.5 million that is convertible into 100 Class J Common Units of Luna Labs in certain circumstances pursuant to the terms and conditions set forth therein; and (ii) granting to the Company the right to earn up to $1,000,000 in future payments from Luna Labs upon the achievement by Luna Labs of certain financial goals.

Following the closing of the Management Equity Purchase Agreements, the Equity Purchase Agreement and the Redemption, the Management Investors hold approximately 29.8% interest in Luna Labs, the Investors hold approximately 44.8% interest in Luna Labs and the Company holds approximately 4.0% interest in Luna Labs on a fully diluted basis. There is also an equity incentive pool in Luna Labs of 21.5% on a fully diluted basis.

The Company has omitted the inclusion of any pro forma financial information herein with respect to the disposition of Luna Labs as discontinued operations for all historical periods in Annual Report on Form 10-K for the year ended December 31, 2021.

The foregoing summaries of the Management Equity Purchase Agreements and the Equity Purchase Agreement are not complete and are qualified in their entirety by reference to the form of Management Equity Purchase Agreement and the Equity Purchase Agreement, copies of which is filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On March 14, 2022, the Company issued a press release announcing the Disposition. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit	Description
2.1+
Form of Equity Purchase Agreement, by and among the Company and the Management Investors, dated as of March 7, 2022 (incorporated by reference to Exhibit 2.6 to the Registrant's Current Report on Form 1010-K (File No. 000-52008) filed on March 14, 2022).

2.2+
Equity Purchase Agreement, by and among the Company, Luna Labs and the Investors, dated as of March 8, 2022 (incorporated by reference to Exhibit 2.7 to the Registrant's Current Report on Form 10-K (File No.000-52008) filed on March 14, 2022).

99.1	Press release, dated March 14, 2022, "Luna Announces Sale of Luna Labs".
+	Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: March 14, 2022